Exhibit 10.1

AMENDMENT NO. 5

TO

CINEDIGM CORP. 2017 EQUITY INCENTIVE PLAN

AMENDMENT NO. 5, dated as of October 11, 2021 (this “Amendment”), to the 2017 Equity Incentive Plan (as amended, the “Plan”) of Cinedigm Corp., a Delaware corporation (the “Corporation”).

WHEREAS, the Corporation maintains the Plan, effective as of August 31, 2017; and

WHEREAS, the Board of Directors of the Corporation deems it to be in the best interest of the Corporation and its stockholders to amend the Plan in order to increase the maximum number of shares of the Corporation’s Class A Common Stock, par value $.001 per share, which may be issued and sold under the Plan from 14,098,270 shares to 18,098,270 shares.

NOW, THEREFORE, BE IT RESOLVED the Plan is hereby amended as follows:

1. The first sentence of Section 4.1(a) shall be revised and amended to read as follows:

“The maximum number of Shares available for issuance to Participants under this Plan, inclusive of Shares issued and Shares underlying outstanding awards granted on or after the Effective Date, is 18,098,270 Shares, which includes 128,270 unused Shares carried over from the Existing Incentive Plan.”

2. This Amendment shall be effective as of the date first set forth above.

3. In all respects not amended, the Plan is hereby ratified and confirmed and remains in full force and effect.

CINEDIGM CORP.

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President, Chief Operating Officer, General Counsel and Secretary